EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3
(No. 333-96909) of our report dated February 13, 2002 relating to the financial statements, which appears in Greater Bay Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/    PricewaterhouseCoopers LLP

San Francisco, California
September 30, 2002